SECOND AMENDMENT TO SOFTWARE PURCHASE AGREEMENT

THIS SECOND AMENDMENT TO SOFTWARE PURCHASE AGREEMENT (this "Second Amendment") is made as of this 24th day of January, 2002, by and between NAVITEX CANADA, INC., an Ontario corporation, ("Seller"), and EWRX INTERNET SYSTEMS, INC., a Nevada corporation, ("Buyer"), with reference to the following facts:

RECITALS

Seller and Buyer entered into that certain Software Purchase Agreement dated as of November 8, 2001 (the "Original Agreement"), as amended by that certain First Amendment to Software Purchase Agreement, dated December 3, 2001 (the Original Agreement as so amended and as modified by this Second Amendment, the "Agreement"), whereby Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, the Flashback Software Application in accordance with the terms thereof.

Buyer and Seller have now agreed to further modify the Agreement in certain respects, including to (i) modify the dates upon which certain payments and approvals by Buyer are to be made and (ii) provide for additional consideration to be paid to Seller, and they desire to enter into this Second Amendment to memorialize the modified terms and provisions.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby amend the Agreement as follows:

AGREEMENT

1. Capitalized Terms. All capitalized terms utilized in this Second Amendment, unless otherwise defined herein or required by context, shall have the same meanings as ascribed to them in the Agreement.

2. Payment of Purchase Price.

(a) Seller acknowledges receipt of Forty Four Thousand Five Hundred Dollars (USD $44,500) of the purchase price previously paid by Buyer pursuant to Paragraph 3.1 of the Agreement. Notwithstanding anything to the contrary in the Agreement, Buyer shall pay Seller the balance of the purchase price described in Paragraph 3.1 of the Agreement as follows: (i) Fifteen Thousand Dollars (USD $15,000) upon mutual execution of this Second Amendment and Seller's delivery of the source code, object code, flowcharts, block diagrams, and all related documentation for the Windows NT Version of the Software; and (ii) Forty Thousand Five Hundred Dollars (USD $40,500) on or before February 15, 2002.

(b) Notwithstanding anything to the contrary in the Agreement, Buyer shall pay Seller the portion of the Purchase Price described in Paragraph 3.2(a) of the Agreement (i.e., USD$350,000) on or before March 15, 2002.

(c) The definition of the term "Shares" as set forth in the first phrase of Section 3.2(b) of the Original Agreement shall be deleted and replaced with the following:

> "a certificate or certificates representing three million seven hundred thousand shares (3,700,000) of Buyer's common stock (the "Shares")."

3. Windows NT Approval Period. Notwithstanding anything to the contrary in Paragraph 2.4 of the Original Agreement or elsewhere in the Agreement, Buyer shall have seven (7) business days after Seller's delivery of the source code, object code, flowcharts, block diagrams, and all related documentation for, pursuant to Paragraph 2(a)(i) of this Second Amendment (the "NT Approval Period"), to review and investigate such items and, in its sole absolute discretion, either (i) approve the Windows NT Version of the Software and agree to purchase it pursuant to the terms of this Agreement or (ii) disapprove such version of the Software and terminate this Agreement in its entirety.

4. Exclusive Software Consulting Agreement between Buyer and Seller. Notwithstanding anything to the contrary in Section 4.3 of the Original Agreement, Buyer and Seller acknowledge and agree that (i) the Exclusive Software Consulting Agreement by and between Buyer and Seller shall be effective as of December 19, 2001, and (ii) the first monthly payment of $20,000 under such Exclusive Software Consulting Agreement shall be due and payable to Buyer/Consultant on or before January 31, 2002 upon Buyer's/Consultant's presentation of the applicable invoice and timesheet described in Section 3.1 of such Exclusive Software Consulting Agreement.

5. No Further Modification. Except as expressly set forth in this Second Amendment, the terms, provisions, covenants and conditions of the Agreement remain unmodified and in full force and effect.

6. Counterparts; Facsimiles. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document. A facsimile copy or other photocopy of this Second Amendment shall for all purposes be treated as an original.

[Signatures on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first set forth above.

"SELLER"

NAVITEX CANADA, INC.
an Ontario corporation

By: ______________________
Name: Qing Wang
Title: Chairperson & CEO

By: ______________________
Name:
Title:

"BUYER"

EWRX INTERNET SYSTEMS, INC.
a Nevada corporation

By: ______________________
Robert Giustra, President

GMR Client/ewrx.com/Second Amendment to Flashback Purchase Agreement 020124